SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or
sec.240.14a-12

BRAINTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

Braintech, Inc.

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(4) Date Filed:

June 1, 2004

________________________________________________________________________

LETTER TO THE SHAREHOLDERS

FROM THE CHIEF EXECUTIVE OFFICER

We did it! We invented new guidance technology, built a commercially viable software product, secured a global industrial channel partner, have numerous successful installations with North America's largest automakers and are recognized as a technology leader in the field of Vision Guided Robotics. These achievements took time, capital, expertise, commitment, luck and determination. Many of you have asked, "Is all this effort going to pay-off?"

I think we're in the midst of finding out. I say this based not only on what we've achieved but also on market trends in North America and abroad. Overall, I think Braintech is positioned to reap large-scale benefits from a rapidly changing world. And I want to share with you some of my observations and strategies.

The trends that intrigue me the most are:

  the rise of China as a economic super-power, and
  the change in North American automotive consumer's buying habits.

Every day in the newspaper and on the television we read and see evidence of China's rise as an industrial powerhouse. Most visibility we're seeing it at the gas pumps. Not as evident, but significantly more concerning is the movement of manufacturing from the industrialized nations to low labor cost countries such as China and India. The obvious outcomes are plant closures and loss of unskilled manufacturing jobs in North America. Clearly, the loss of jobs has a downward ripple effect on the entire economy, as fewer dollars are available for domestic spending. Even more frightening is the effect of plant closures. With plant closures goes the need for engineers and that leads to a loss of technical superiority. Government, unions and industry have no choice but to support solutions that reverse this trend.

Two leading contenders are protectionism and technological superiority. I believe protectionism is flawed in that it allows bad business practices to survive. The only sustainable solution is for North America to be competitive on a global basis. So this leaves technology as the answer. Government, unions and industry will support technologies that maintain/increase manufacturing jobs in North America. The unions will support re-training and governments must provide incentives for industry to re-tool their plants.

So we have a global economy providing pressure on government, unions and industry to support advanced technologies. What about the auto-manufacturers? What reason do they have to re-tool? Why not just move their plants offshore? Clearly, government and unions will provide incentives for the auto-industry to re-tool their factories in North America.

What is so intriguing is, as this global shift is understood and countered, the automobile consumer has changed their buying habits. No longer is the consumer satisfied with having the same car as his neighbor. The net result is the auto industry must provide many times the number of new models on an annual basis. Existing plants, designed for high volume one-of-kind models are quickly becoming obsolete. The auto industry must re-tool their plants to be able to assemble many medium-to-low volume runs of many different models. Existing technologies called "hard automation" cannot deal with these changes.

The answer for North America is to use technologies that perform tasks similar to humans but with greater efficiencies and quality control. This "manualized automation" is nothing less than a revolutionary moment in North American history.

And Braintech has the right product at the right time!

Our strategy is simple ... educate the auto-industry that VGR is manualized automation and that Trueview from ABB, ("guidance by Braintech") is the best VGR system on the market. Of course we'll have many challenges, but with what we've accomplished to date, combined with a very favorable North American market, I believe we'll all be rewarded for our efforts.

Thank-you for your continued support,

/s/ Owen Jones

Owen Jones

BRAINTECH, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	WEDNESDAY, JUNE 23, 2004
TIME:	11:00 am PACIFIC DAYLIGHT TIME
LOCATION:	#102 - 930 West 1st Street NORTH VANCOUVER, B.C.

To Braintech Stockholders:

We invite you to attend our 2004 Annual Meeting of Stockholders at our office premises in North Vancouver, British Columbia, Canada. At this meeting you and other stockholders will be able to vote on the following proposals:

1. To elect directors.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to vote by proxy, so that your shares will be represented and voted at the meeting in accordance with your instructions. (See the attached proxy statement for details on voting by proxy.) Of course, if you attend the meeting, you may withdraw your proxy and vote your shares. Only stockholders of record at the close of business on May 26, 2004, will be entitled to vote at the meeting or any adjournment thereof.

By order of the Board of Directors

/s/ Owen Jones
Owen Jones
Chief Executive Officer

North Vancouver, B.C.
June 1, 2004

BRAINTECH, INC.

#102 - 930 West 1st Street
North Vancouver, British Columbia
Canada V7P 3N4

PROXY STATEMENT

June 1, 2004

INTRODUCTION

The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy. As shown in the Notice of Annual Meeting, the Annual Meeting will be held on Wednesday, June 23, 2004, at 11:00 am Pacific Standard Time, at the Company's office located at #102 - 930 West 1st Street North Vancouver, British Columbia, Canada

There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is a means by which you may actually authorize another person to vote your shares in accordance with your instructions.

This proxy statement and accompanying proxy are being distributed on or about June 1, 2004.

VOTING

How to Vote Your Shares

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and mail the enclosed proxy card.

By completing and submitting your proxy, you will direct the designated persons (known as "proxies") to vote your shares at the Annual Meeting in accordance with your instructions. The Board has appointed Owen Jones and Edward White to serve as the proxies for the Annual Meeting.

Your proxy will be valid only if it is received before the polls are closed at the Annual Meeting. If you do not provide voting instructions with your proxy, then the designated proxies will vote your shares for the election of the nominated directors. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

How to Revoke Your Proxy

Regardless of how you submit your proxy, you may revoke your proxy at any time before it is exercised by any of the following means:

- Notifying the company's Secretary in writing.

- Submitting a later dated proxy by mail.

- Attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy; you must also vote your shares.

Stockholders Entitled to Vote and Ownership

You are entitled to one vote at the Annual Meeting for each share of the company's common stock that you owned of record at the close of business on May 26, 2004. As of May 28, 2004, the company had issued and outstanding 18,864,603 shares of common stock, held by approximately 350 stockholders of record. Information regarding the holdings of the company's stock by directors, executive officers and certain other beneficial owners can be found beginning on page 12.

Required Vote to Approve the Proposals

The company's By-Laws require that one-twentieth of the company's common stock be represented at the Annual Meeting, whether in person or by proxy, for a quorum which is needed to transact any business. However, if at the time of a stockholder's meeting any shares of the Company are listed on a stock exchange or the Nasdaq National Market or SmallCap Market, a quorum for that meeting shall be that portion or percentage of the issued shares entitled to be voted at the meeting that is required by the stock exchange or market on which the shares of the Company are listed.

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "Withhold Vote" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Proposals. For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in "street name" through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be "routine", such as the election of directors. On non-routine matters, the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called "broker non-votes." Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented, but will be counted in determining whether there is a quorum.

Where to Find Voting Results

The company will publish the voting results in its Form 10-QSB for the second quarter of 2004, which we plan to file with the Securities and Exchange Commission on or prior to August 14, 2004.

Solicitation Of Proxies

The Board of Directors solicits from shareholders of Braintech the proxy accompanying this proxy statement. Proxies may be solicited by Braintech's officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for those services. Solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. Braintech will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Braintech will pay the cost of proxy solicitation.

Voting Tabulation

Representatives of Clark, Wilson, Barristers & Solicitors of Vancouver Canada will tabulate votes cast by proxy or in person at the Annual Meeting. One-twentieth of the voting shares, which includes the voting shares present at the meeting in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at the Annual Meeting.

All dollar figures states in this proxy statement refer to United States dollars (except where specified otherwise). For the purposes of this proxy statement, Canadian dollar amounts have been converted to United States dollars at an exchange rate of Cdn$1.00 = US$0.71, being the average exchange rate during the year ended December 31, 2003.

ITEM 1. ELECTION OF DIRECTORS

A board of seven (7) directors is to be elected at the Annual Meeting, to hold office until the next annual meeting of shareholders or until their successors are elected or appointed. The Board of Directors has authorized the nomination at the Annual Meeting of the persons named below as candidates. Unless otherwise directed, the proxy holders will vote the proxies received by them for the seven nominees named below. In the event that any of the seven nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominees who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

NOMINEES
Name of Nominee	Age	Positions with Braintech

Owen L.J. Jones	52	Director, Chief Executive Officer
Babak Habibi	33	Director, President and Chief Operating Officer
Edward A. White	59	Director, Chief Financial Officer, Treasurer and Secretary
Lionel Dodd	64	Independent Director
Robert Gayton	64	Independent Director
George Joseph	58	Independent Director
James Speros	45	Independent Director

Owen L.J. Jones has been our Chief Executive Officer and a Director since December 1993. Between May 1995 and November 30, 2000, Mr. Jones divided his time and effort between our affairs and the affairs of Sideware Systems Inc. Mr. Jones resigned as the President of Sideware Systems Inc. on October 16, 2000, and as a director of Sideware Systems Inc. on November 30, 2000. Mr. Jones now works full time for Braintech, Inc. Mr. Jones is not a director of any other public companies.

Lionel Dodd was appointed a Director on August 1, 2002. During the period from 1996 to 2000 Mr. Dodd was the President and Chief Executive Officer of Versacold Corporation (TSX:ICE). Since that time he has sat on the boards of many public and private companies. Currently, Mr. Dodd sits as an independent director on the boards of Pope and Talbot, Inc. (NYSE:POP), Napier International Technologies Inc. (TSX:NIR), and International Absorbents Inc. (AMEX:IAX). Mr. Dodd holds a Masters degree in Business from the University Of California at Berkeley.

Edward A. White was appointed as a Director and our Chief Financial Officer and Treasurer effective November 1, 2000 and he was appointed as our Secretary on August 28, 2002. Mr. White has been a member of the British Columbia Institute of Chartered Accountants for 28 years and, for 23 of those years, Mr. White practiced as a self-employed chartered accountant serving clients in both the public and private sectors. Mr. White was a director of Sideware Systems Inc. from October 1995 to March 20, 2002. Mr. White is not a director of any other public companies.

Babak Habibi was appointed as a Director and as our president effective June 19, 2001. Prior to his appointment as President, Mr Habibi was our Vice President of Engineering. Mr. Habibi supervises the design, development, and deployment of our machine vision systems, and has also been involved in the development of eVisionFactory. Mr. Habibi holds Bachelor's and Master's Degree in Applied Science from the University of Waterloo. Mr. Habibi is not a director of any other public companies.

Robert Gayton was appointed as a Director on March 31, 2003. Mr. Gayton has been a member of the Institute of Chartered Accountants of B.C. since 1962 and has been elected as a Fellow of both the B.C. and Ontario Institutes. In 1973, Mr. Gayton obtained a Ph.D. in Business at the University of California, Berkeley. Mr. Gayton is currently an officer and /or director of Intrinsyc Software Inc. (TSX:ICS), Western Copper Holdings Limited (TSX:WTC, AMEX:WTZ), Quaterra Resources Inc. (TSX-V:QTA), XML Global Technologies Inc. (OTC-BB:XMLG), and Doublestar Resources Ltd. (TSX-V:DSR).

George J. Joseph was appointed as a director on December 19, 2003. Mr. Joseph is the designated nominee of a security holder pursuant to a funding agreement. Mr. Joseph is a retired Director of Global Business Development for Ford Motor Company specializing in technology acquisitions. He has led the formation of strategic alliances and acquired technology-rich companies in a variety of disciplines in the automotive sector. In addition, he managed the formation of a telematics joint venture with a global telecommunications and vehicle positioning technology partner to service Ford's 6 million annual vehicle production fleet. He has held a board of director's position in Zebra Imaging, a 3-D technology firm from 1998-2003. He is presently a partner in a regional venture capital firm, holds an MBA and has 35 years of experience in Ford's central finance and business development activities.

James L. Speros was appointed a Director on September 15, 1998. Mr. Speros is also a Director, President and Chief Executive Officer of Sideware Systems Inc. and of Sideware Corp., a wholly owned subsidiary of Sideware Systems Inc. From June 1993 to January 1997 Mr. Speros was the President and owner of two professional sports franchises, the Baltimore Stallions and Montreal Alouettes of the Canadian Football League. From January 1997 to February 1999 Mr. Speros was President of Exploration Mirandor, a mining exploration company. Mr. Speros was also a director of Consolidated Maymac Petroleum Corp. from September 9, 1999 to March 5, 2001. Consolidated Maymac Petroleum Corp. is a public company trading on the Canadian Venture Exchange.

Vote Required and Board of Directors Recommendation

Under the State of Nevada Private Corporations Act, directors are elected by a plurality of votes represented in person or by proxy at the meeting. The Board of Directors recommends that the shareholders vote for the Board of Directors' nominees for directors.

CORPORATE GOVERNANCE

Meetings

During 2003, the Board of Directors held nine regularly scheduled and special meetings and took action by written consent eleven times in lieu of additional meetings. All of the directors attended at least 75% of all meetings of the Board and Board Committees on which they served during 2003 except James Speros who attended five of the nine Directors meetings and none of the Audit Committee meetings.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address matters related to the Board, its Committees and its members' qualifications, including the requirement that the Board have a majority of independent directors. The Board is in the process of implementing these Guidelines. These Guidelines, the Charters of the three standing Committees of the Board and the Code Of Business Conduct and Ethics were submitted as exhibits to the December 31, 2002 Form 10-KSB filed with the SEC on March 31, 2003 and are available through the EDGAR filing system. Paper copies are also available upon request to the Company Secretary.

Director Independence

The Board undertook its annual review of director independence in May 2004 and in accordance with the Corporate Governance Guidelines considered transactions and relationships between each director and any member of his or her immediate family and the company and its subsidiaries and affiliates, including those reported in the "Related Party Transactions" section of this proxy statement. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that a director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the company and its management under the independence guidelines adopted by the Board with the exception of Messrs. Jones, White and Habibi, who are considered inside directors because of their employment as senior executives of the company.

Audit Committee

The Audit Committee currently consists of Robert Gayton (Chairman), Lionel Dodd and James Speros, all of whom are considered independent under SEC regulations and the independence guidelines adopted by the Board. All members of the Audit Committee meet the financial literacy standards and the Board has affirmed that Mr. Gayton and Mr. Dodd are a financial experts in accordance with the standards set by the Securities and Exchange Commission. The function of the Audit Committee is to meet with the Company's independent auditors at least annually to review, upon completion of the annual audit, financial results for the year, as reported in the Company's financial statements; recommend to the Board the independent auditors to be retained; review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore; assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner; and review and approve all professional services provided to the Company by the independent auditors and considers the possible effect of such services on the independence of the auditors. During 2003, the Audit Committee held four regularly scheduled meetings.

Corporate Governance Committee

The Corporate Governance Committee currently consists of Lionel Dodd (Chairman) and Edward White. Mr. Dodd is considered independent under SEC regulations and the independence guidelines adopted by the Board. Mr. White is a senior executive of the Company and, as such, is an inside director. The function of the Corporate Governance Committee is to develop and monitor corporate governance principles (the "Corporate Governance Guidelines") and Corporate Code of Business Conduct and Ethics applicable to the Company in accordance with applicable law, rule or regulation; to identify individuals qualified to become Board members and recommend to the Board that the Board nominate the identified director nominees for election; and to review the qualifications of directors eligible to become members of the different committees of the Board and recommend to the Board the appointment of members to the different committees of the Board. During 2003, the Corporate Governance Committee held three meetings.

Compensation Committee

The Compensation Committee currently consists of James Speros (Chairman), Lionel Dodd, and Robert Gayton, all of whom are considered independent under SEC regulations and the independence guidelines adopted by the Board. The function of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of the Company's executives, employees and members of the

Board by making makes recommendations concerning salaries and incentive compensation, to award stock options to employees and consultants under the Company's stock option plans, and to otherwise determine compensation levels and to perform such other functions regarding compensation as the Board may delegate. The Compensation Committee did not meet during 2003. There were no compensation adjustments during the year other than stock option awards which the Committee recommended three times by consent in lieu of meetings.

Director Nomination Process

The Corporate Governance Committee assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election. Recommendations for election are based upon the nominee's intelligence, judgment, foresight, personal character, experience and achievements, and diversity of background and expertise, as compared to the present make-up of the Board. The Corporate Governance Committee has the authority to retain independent consultants to assist with director recruitment. No independent consultants were retained during 2003. To date, candidates have been identified from individuals already known to the current directors or referred to the company as highly recommended candidates from other industry leaders.

Each year, the Corporate Governance Committee reviews all eligible director candidates, including incumbents. The Committee then decides, based upon the pool of eligible candidates and the number of vacancies to be filled, whom to recommend to the Board to be nominated for election that year. The full Board reviews the Committee's recommendations and approves the individuals to stand for election. This is the process that was used to identify and evaluate the current nominees standing for election that appear in this proxy statement.

Director Compensation

The Company has no arrangements, standard or otherwise, pursuant to which directors are compensated by the Company or its subsidiary for their services in their capacity as directors, or for committee participation. The Company does have a formalized stock option plan for the granting of stock options to Directors and currently Directors receive an initial stock option grant. The intent is to review the Director compensation in the coming year. The purpose of granting such stock options is to assist the Company in compensating, attracting, retaining and motivating the Directors of the Company and to closely align the personal interests of such persons to that of the shareholders.

Stockholder Communications with the Board of Directors

The Company does not have a formal procedure for shareholder communication with the Board of Directors. In general, members of the Board and executive officers are accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Corporate Secretary with a request to forward the communication to the intended recipient.

Related Party Transactions.

During our last three fiscal years and to May 28, 2004 Owen Jones, a director and our Chief Executive Officer, has directly participated in the following securities transactions:

  Purchased 333,334 shares at a price of $0.75 per share in a private placement conducted in last quarter of 2000 and first quarter of 2001. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised;

  Purchased 833,334 shares at a price of $0.75 per share in a private placement conducted in the last quarter of 2001 and first quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004. These warrants expired on February 28, 2004 without being exercised;

  Purchased 751,544 shares at a price of $0.60 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.85 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until October 28, 2005;

  Purchased 267,106 shares at a price of $0.31 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.36 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until October 28, 2005;

  Purchased 297,334 shares at a price of $0.27 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.32 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2005;

  Purchased 227,480 shares at a price of $0.21 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.26 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2005;

  Purchased 407,640 shares at a price of $0.15 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.20 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2005;

  Purchased 576,924 shares at a price of $0.20 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.25 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2005;

In January and March 2003, Owen Jones, a director and our Chief Executive Officer advanced CAD $235,000 ($155,838) in return for unsecured demand promissory notes with an annual interest rate of 8%. Between April 12, 2003 and July 29, 2003, the Chief Executive Officer advanced a further CAD $833,000 ($594,355). These additional financings bear interest at 8% per annum and are repayable on demand. A general security agreement covering all of our real, personal and intangible property was pledged as security for the additional advances. The agreements governing the issuance of the convertible debentures (see below) provide that the general security agreement pledged as security for the promissory notes issued to the Chief Executive Officer be discharged, provided that $250,000 of the proceeds from the convertible debentures be used to repay the notes, and further provided that the unpaid balance of the notes be repaid by issuing units at a deemed price of $0.25 per unit. We considered the value of $0.25 per unit to be the fair market of the shares and share purchase warrants which form the units, because that was the value we negotiated with independent third parties to be the conversion price of the convertible debentures that were assuming a position similar to the promissory notes being repaid. A partial repayment of $50,000 was made on September 22, 2003 and on November 3, 2003 a further $200,000 was repaid. All of the promissory notes were repayable in Canadian Dollars and as such as at November 3, 2003 a foreign exchange loss of $58,855 and interest of $29,607 was accrued. On November 3, 2003, the unpaid balance of the promissory notes was repaid by the issuance of 2,354,621 common shares and 1,177,310 share purchase warrants. Each share purchase warrant has a five year term and is exercisable into one common share at a price of $0.25 per share. Since the promissory notes did not have terms for conversion into equity, the transaction is considered a settlement of debt for accounting purposes. A gain or loss for accounting purposes was recognizable on settlement to the extent that the carrying value of the debt plus accrued interest is compared to the fair value of the cash and equity, based on the trading price on the date the Company committed to the issuance of the convertible debentures, received by the Chief Executive Officer. Accordingly we have recorded a loss on settlement of debt in the amount of $741,705.

In June 2001, Judy Jones, wife of Owen Jones, acquired 333,334 shares at a price of $0.75 per share in a private placement. For each two shares purchased, Mrs. Jones received one share purchase warrant, which entitles her to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised.

In March 2001, Edward White acquired 133,334 shares at a price of $0.75 in a private placement. Mr. White provided us with a demand promissory note in the amount of $100,000 without interest to pay for the shares and has signed an agreement to hold the share certificate and warrant certificate in escrow. The date of the agreement is February 27, 2001. According to the agreement, the shares and warrants issued to him will remain in escrow until he submits full payment to us. For each two shares purchased, Mr. White received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised. If Mr. White fails to pay the demand promissory note, we will cancel the share certificate issued to him.

In June 2001, Babak Habibi acquired 133,334 shares at a price of $0.75 in a private placement. Mr. Habibi provided us with a demand promissory note in the amount of $100,000 without interest to pay for the shares and has signed an agreement to hold the share certificate and warrant certificate in escrow. The date of the agreement is June 26, 2001. According to the agreement, the shares and warrants issued to him will remain in escrow until he submits full payment to us. For each two shares purchased, Mr. Habibi received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised. If Mr. Habibi fails to pay the demand promissory note, we will cancel the share certificate issued to him.

On December 10, 2003 George Joseph, who was appointed as a director effective December 19, 2003, purchased convertible debentures in the amount of $12,500. The debentures are to mature on August 25, 2006 and bear interest at eight percent (8%) per annum. The principal amount and accrued interest are convertible until maturity into units at a price of $0.25 per unit. Each unit comprises one common share and one half-share (1/2) share purchase warrant. Each whole warrant has a five (5) year term and is exercisable at any time into one common share at a price of $0.25 per share.

On May 10, 2004 George Joseph purchased convertible debentures in the amount of $50,000. The debentures are to mature on August 25, 2006 and bear interest at eight percent (8%) per annum. The principal amount and accrued interest are convertible until maturity into units at a price of $0.25 per unit. Each unit comprises one common share and one half-share (1/2) share purchase warrant. Each whole warrant has a five (5) year term and is exercisable at any time into one common share at a price of $0.25 per share.

The Company acquired legal services from the law firm Sutherland Johnston, of which Grant Sutherland, a director until March 27, 2003, is a partner. During the year ended December 31, 2003, we were charged nil

(2002 - $54,885; 2001 - $136,157) for legal services provided by Sutherland Johnston. This arrangement for the provision of legal services by the director was terminated effective June 30, 2002.

During our last three fiscal years and to May 28, 2004 Grant Sutherland, a former director, has directly or indirectly participated in the following securities transactions:

  Beau J Holdings Ltd., a private company owned by Mr. Sutherland purchased 333,334 shares at a price of $0.75 per share in a private placement conducted in the last quarter of 2000 and the first quarter of 2001. For each two shares purchased, Beau J Holdings Ltd. received one share purchase warrant, which entitles the holder to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised;

  Beau J Holdings Ltd. purchased 295,304 shares at a price of $0.75 per share in a private placement conducted in the last quarter of 2001 and first quarter of 2002. For each two shares purchased, Beau J Holdings Ltd. received one share purchase warrant, which entitles the holder to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004. These warrants expired on February 28, 2004 without being exercised;

  Beau J Holdings Ltd. Purchased 104,050 shares at a price of $0.60 per share in a private placement conducted in last quarter of 2002. For each two shares purchased, Beau J Holdings Ltd. received one share purchase warrant, which entitles the holder to purchase one additional share for one year at $0.85 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until October 28, 2005.

The Board and management addresses individual transactions with affiliates on their merits taking into consideration the Corporate Governance Guidelines and the Corporate Code of Business Conduct and Ethics.

STOCK OWNERSHIP

The following table shows certain information regarding beneficial ownership of common stock, as of May 28, 2004 by (i) each shareholder whom we know to be the beneficial owner of more than 5% of outstanding shares, (ii) each of our Directors and executive officers, and (iii) all Directors and executive officers as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF SHARES BENEFICIALLY OWNED(1)
Owen L.J. Jones*(2) 309 - 9th Avenue New Westminster, B.C. Canada V3L 2A2	9,644,641	45.04%
Babak Habibi*(3) 3308 Manning Crescent North Vancouver, B.C. Canada V7H 2R6	488,334	2.63%
James L. Speros*(4) 6420 Grovesdale Drive Alexandria, Virginia USA 22310	50,000	0.27%
-13-
Edward A. White*(5) 416-5 K de K Court New Westminster, B.C. Canada V3M 6B6	383,334	2.07%
Lionel Dodd*(6) 3508 Mathers Avenue West Vancouver, B.C. Canada V7V 2K9	75,000	0.41%
Robert Gayton*(7) 5145 Ashfeild Road West Vancouver, B.C. Canada V7W 2X4	50,000	0.27%
George Joseph*(8) 256 Chestnut Circle Bloomfield Hills, Michigan USA 48034-2104	400,000	2.14%
All executive officers and directors as a group (7 Persons)(9)	11,091,309	49.10%

* Denotes Director of the Company

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 28, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Includes 240,000 shares issuable pursuant to stock options and 2,941,324 shares issuable pursuant to share purchase warrants, all being exercisable within 60 days. Figures stated for Mr. Jones exclude 333,334 shares owned by Judy Jones, of which Mr. Jones disclaims beneficial ownership.

(3) Includes 355,000 shares issuable pursuant to stock options, all being exercisable within 60 days.

(4) Includes 50,000 shares issuable pursuant to stock options exercisable within 60 days.

(5) Includes 250,000 shares issuable pursuant to stock options, all being exercisable within 60 days.

(6) Includes 75,000 shares issuable pursuant to stock options, all being exercisable within 60 days.

(7) Includes 50,000 shares issuable pursuant to stock options, all being exercisable within 60 days.

(8) Includes 250,000 shares issuable on conversion of debentures, 125,000 shares issuable on exercise of warrants (the warrants being issuable on conversion of debentures), and 25,000 shares issuable pursuant to stock options, all being exercisable within 60 days.

(9) Includes 1,045,000 shares issuable pursuant to stock options, 2,941,324 shares issuable pursuant to share purchase warrants, 250,000 shares issuable on conversion of debentures and 125,000 shares issuable on exercise of warrants (the warrants being issuable on conversion of debentures), all being exercisable within 60 days.

We are unaware of any arrangements, the operation of which may at a subsequent date result in a change of corporate control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors, and greater than 10% shareholders filed the required reports in a timely manner, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Babak Habibi	1 (3)	1 (3)	Nil
Owen Jones	1 (3)	1 (3)	Nil
Lionel Dodd	1 (2)	1 (2)	Nil
Robert Gayton	1 (2)	1 (2)	Nil

(1) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 5 - Annual Statement of Changes in Beneficial Ownership

(2) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 3 - Initial Statement of Beneficial Ownership.

(3) The named, officer, director or greater than 10% shareholder, as applicable, filed a late Form 4 - Statement of Changes in Beneficial Ownership.

EXECUTIVE COMPENSATION

This section provides summary information regarding the compensation of Owen Jones, Chief Executive Officer; Babak Habibi, President and Chief Operation Officer, and Edward White, Chief Financial Officer, Secretary and Treasurer.

This group of executive officers receives salary, medical, group life insurance and other benefits that are available generally to all of the company's salaried employees. They also participate in the Company's employee stock option plan. The purpose of granting stock options is to assist the Company in compensating, attracting, retaining and motivating the officers, employees and directors of the Company and to closely align the personal interests of such persons to that of the shareholders. The Company does not have a short-term cash incentive program.

The Company currently provides the following compensation to our senior executives:

Owen Jones. Between January 1, 2001 and August 31, 2003, Mr. Jones worked without salary. On October 17, 2002, he was issued 500,000 common share purchase warrants in settlement of salary owed for the period from January 1, 2002 to September 30, 2002. Each share purchase warrant entitles him to purchase one common share for two years at $0.31 per share, which was the fair market value of the common shares on September 30, 2002. The fair value of the warrants as calculated by the Black-Scholes option-pricing model of $39,409 has been recorded as an expense and additional paid-in capital in the year ended December 31, 2002. Commencing September 1, 2003, Mr. Jones receives a salary of $8,875 per month. Mr. Jones also holds stock options as listed in the table below. Mr. Jones receives no other compensation from the Company or any of its subsidiaries.

Babak Habibi. Mr. Habibi receives a salary of $7,100 per month. Mr. Habibi also holds stock options as listed in the table below. Mr. Habibi receives no other compensation from the Company or any of its subsidiaries.

Edward A. White. Mr. White receives a salary of $7,100 per month. Mr. White also holds stock options as listed in the table below. Mr. White receives no other compensation from the Company or any of its subsidiaries.

The aggregate amount of cash remuneration paid to the senior executive as a group, was approximately $206,000 during the fiscal year ended December 31, 2003. None of the directors receive any pension plan or similar benefits.

Named Executive Officer

During our last completed fiscal year our only Named Executive Officer was our Chief Executive Officer. The following table shows compensation paid to our Chief Executive Officer during our last three fiscal years.

Summary Compensation Table
Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compensation
		Salary	Bonus	Other	Awards		Payouts
					Restricted Stock Awards	Securities Underlying Options/SARs
Owen Jones President, CEO	2003 2002 2001	35,500 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil 200,000 Nil	Nil Nil Nil	Nil Nil Nil

The following table sets forth information on grants of stock options to our Chief Executive Officer during our last fiscal year:

Option / SAR Grants in Last Fiscal Year

Name	Number of securities underlying Options/SARs granted	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price	Expiration Date	Grant date present value(1)
Owen Jones	Nil

(1) Grant date present value was calculated by multiplying the number of option shares by the difference between the exercise price and the closing trading price on the date of grant.

The following table sets out the options exercised by our Chief Executive Officer during the last fiscal year.

Aggregated Option / SAR Exercises in Last Fiscal Year and FY-End Option / SAR Values
Name	Shares acquired on exercise	Value realized	Number of securities underlying unexercised options/SARs at end of fiscal year	Value of unexercised in-the-money options/SARs at end of fiscal year
			Exercisable/Unexercisable	Exercisable/Unexercisable
Owen Jones	Nil	Nil	185,500(1) / 60,000	$35,000(2)/ $15,000

(1) The total of 245,500 options granted to Mr. Jones represents , 5,500 options granted to Mr. Jones during the fiscal year ended December 31, 1999, 40,000 options granted to Mr. Jones during the fiscal year ended December 31, 2000, and 200,000 options granted to Mr. Jones during the fiscal year ended December, 31, 2002.

(2) The closing price for the Company's shares on the OTC-Bulletin Board as of December 31, 2003 was $0.45.

Board of Directors - Stock Options

The following table shows the stock options held by our directors and officers as at December 31, 2003.

Name	Options Granted	Number Exercised	Number Outstanding	Exercise Price	Market Value of Underlying Shares at Date of Grant	Expiry Date (m/d/y)
Owen Jones	200,000 40,000 5,500	Nil Nil Nil	200,000 40,000 5,500	$0.20 $1.25 $1.00	$0.20 $1.00 $0.95	12/01/07 11/30/05 04/19/04
Babak Habibi	500,000 150,000 80,000 20,000	Nil Nil Nil 7,000	500,000 150,000 80,000 13,000	$0.60 $0.20 $1.25 $1.00	$0.60 $0.15 $1.00 $0.95	11/04/08 12/16/07 11/30/05 04/19/04
James Speros	50,000 60,000	Nil Nil	50,000 60,000	$0.20 $1.00	$0.20 $0.95	12/01/07 04/19/04
Edward A. White	150,000 100,000	Nil Nil	150,000 100,000	$0.20 $1.25	$0.15 $1.00	12/16/07 11/30/05
Lionel Dodd	100,000	Nil	100,000	$0.75	$0.60	07/31/07
Robert Gayton	100,000	Nil	100,000	$0.40	$0.30	03/31/08

Mr. Habibi exercised options to acquire 7,000 shares at $1.00 per share in January 2000.

The Company has not granted any stock appreciation rights.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-KSB for the year ended December 31, 2003 with management including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their judgments as to the Company's accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed results of the independent auditors' examination of the financial statements. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee also considered whether the provision of non-audit services is compatible with maintaining the auditor's independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee also recommended, and the Board approved the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

Audit Committee

Robert Gayton (Chairman)
Lionel Dodd
James Speros

* The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDITORS

KPMG, LLP, Chartered Accountants are the independent public accountants for the Company for the fiscal year ending December 31, 2003 and the current fiscal year. Representatives of KPMG, LLP will be present at the Annual General Meeting.

AUDIT FEES

The aggregate fees billed by KPMG, LLP to the Company for professional services rendered for the audit of the annual financial statements and for review of the financial statements included in the quarterly reports filed during 2003 are approximately as follows:

	Year Ended December 31
	2003	2002
Audit services fees	$43,452	$24,320
Audit related fees	$22,010	$26,144
Tax fees	$1,243	-
All other fees	$3,550	-

The Board of Directors considers the professional services provided by KMPG, LLP, Chartered Accountants to the Company to be compatible with maintaining the principal accountants' independence.

SHAREHOLDER PROPOSALS

The Annual Meeting is being held more than 30 calendar days from the last annual meeting of shareholders, which was held June 18, 2003. As a result, the deadline for the Company to receive shareholder proposals for presentation at the annual meeting of shareholders to be held in 2004 is a reasonable period of time before the Company begins to print and mail out proxy materials for that annual meeting. The Company anticipates that the mail out of proxy materials for next year's annual meeting of shareholders will occur in May 2005. Accordingly, the Company requests that shareholders submit any shareholders proposals before April 2005 so that the Company may include such proposals in the proxy statement and form of proxy to be distributed to shareholders next year. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

The following documents are hereby incorporated by reference into this proxy statement:

- Annual report on form 10-KSB for the year ended December 31, 2003.

DATED: Vancouver, British Columbia, June 1, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Owen Jones

Owen Jones
Chief Executive Officer
BRAINTECH, INC.
#102 - 930 West 1st Street
North Vancouver, BC
V7P 3N4

BRAINTECH, INC.
PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 23, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Owen L. J. Jones or failing him Edward A. White and either of them as Proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated below, all of the shares of common stock of which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 23, 2004 at 11:00 a.m. (Pacific Daylight Savings time) at the #102 - 930 West 1st Street North Vancouver, British Columbia, Canada and any adjournments thereof, on the matters, set forth below:

		In Favour	Withhold Vote
1.	To elect as a director
	Owen L.J. Jones	[ ]	[ ]
	Babak Habibi	[ ]	[ ]
	Edward A. White	[ ]	[ ]
	Lionel Dodd	[ ]	[ ]
	Robert Gayton	[ ]	[ ]
	George Joseph	[ ]	[ ]
	James Speros	[ ]	[ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual meeting of shareholders.

This proxy will be voted as directed or, if no direction is indicated, this proxy will be voted for every item listed above.

Dated:___________________, 2004

________________________________________________________
Name

________________________________________________________
Signature

________________________________________________________
Signature if shares held jointly

This proxy should be signed by the shareholder exactly as his/her name appears hereon, when shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date, and return proxy card promptly using the enclosed envelope.